UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2008
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 16, 2008, SunPower Corporation (the “Company”) publicly commented on the Chapter 11 bankruptcy of Lehman Brothers Holdings Inc. (Lehman) and similar administration proceedings (analogous to bankruptcy) of its subsidiary Lehman Brothers International (Europe) Limited (LBIE) in the United Kingdom.

In connection with the Company’s February 2007 offering of $200 million principal amount of 1.25% senior convertible debentures due 2027, the Company lent approximately 2.9 million shares of its class A common stock to LBIE. The lent shares were to be used by Lehman Brothers Inc., the underwriter in the offering and an affiliate of LBIE, to facilitate the establishment by investors of hedged positions in the Company’s class A common stock. The Company did not receive any proceeds from the lending of class A common stock to LBIE, but did receive a nominal lending fee of $0.001 per share.

The Company did not enter into a call spread or other similar arrangement with Lehman, LBIE, or Lehman Brothers Inc. in connection with the share lending agreement.   The Company does not have any material investments or cash held by Lehman, LBIE or Lehman Brothers Inc.

Although the share lending agreement does not require cash payment upon return of the shares, physical settlement is required. Accordingly, the loaned shares must be returned to the Company at the end of the arrangement. In view of this share return provision and other contractual undertakings of LBIE in the share lending agreement, which have the effect of substantially eliminating the economic dilution that otherwise would result from the issuance of the borrowed shares, historically the lent shares were not considered issued and outstanding for purposes of computing and reporting the Company’s basic and diluted weighted average shares or earnings per share.

After reviewing the circumstances of the Lehman bankruptcy and LBIE administration proceedings with its independent auditors and legal advisors, the Company has determined that it will record the loaned shares as issued and outstanding starting on September 15, 2008, the date on which LBIE commenced administration proceedings, for the purpose of computing and reporting the Company’s basic and diluted weighted average shares and earnings per share.

The Company continues to closely monitor the Lehman bankruptcy and LBIE administration proceedings and intends to pursue all appropriate actions to defend its rights under the share lending agreement, including but not limited to filing a claim for the cash value of the shares lent to Lehman.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, and assumptions underlying those statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not represent historical facts. The Company uses words and phrases such as "would," “intends,” and similar expressions to identify forward-looking statements. Forward-looking statements in this Form 8-K include, but are not limited to, statements regarding the ability of LBIE to return the borrowed shares, the Company’s legal rights and remedies in the Lehman and LBIE proceedings, and the legal and accounting ramifications for the Company of the Lehman and LBIE proceedings.  These forward-looking statements are based on information available to the Company as of the date of this release and management's current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, most of which are beyond the Company’s control. In particular, risks and uncertainties that could cause actual results to differ include the difficulty of predicting the outcome of legal proceedings involving Lehman and LBIE, uncertainty regarding the assets available in the Lehman and LBIE estates to satisfy claims of creditors, the uncertain nature of the Company’s legal position vis-a-vis Lehman and LBIE, and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: October 6, 2008	By:	/s/ Bruce R. Ledesma
Name: Bruce R. Ledesma
Title: General Counsel and Corporate Secretary